EXHIBIT 99.1

Capstone Therapeutics Will Provide an Operating Update and Announces 2012 Financial Results

TEMPE, Ariz., March 13, 2013 (GLOBE NEWSWIRE) -- Capstone Therapeutics (OTCQB:CAPS); (the "Company"), today will hold a conference call and webcast to provide an operating update and 2012 financial results.

Operating Results

We incurred a net loss attributable to Capstone Therapeutics stockholders in 2012 of $3.6 million compared to a net loss of $9.7 million in 2011. The decrease in the net loss for the year ended December 31, 2012 compared to 2011 resulted primarily from the reduction in staff in the fourth quarter of 2011 and other actions taken by the Company to wind down internal operations and move to a virtual operating model. This decrease was partially offset by costs of approximately $139,000 related to the LipimetiX Development, LLC joint venture transaction we entered into on August 3, 2012, and the research and development expenses of LipimetiX Development, LLC, of $1,133,000 (net of intercompany transactions of $50,000) net of the net loss of $473,000 allocated to noncontrolling interest for 2012.

On August 3, 2012, we contributed $6.0 million to the LipimetiX Development, LLC joint venture. For 2012, we used $3.6 million of cash, of which $1.5 million was used by LipimetiX Development, LLC. At December 31, 2012, we had cash and cash equivalents of $10.2 million, of which $4.5 million is held in, and reserved for use by, LipimetiX Development, LLC and unavailable for general use by the Company.

Conference Call Information

Management will hold a conference call and webcast on Thursday, March 14, 2013 at 4:30 pm EDT. The call may be accessed at 877-303-2908 (U.S.), 408-427-3860 (outside U.S.); accompanying slides may be viewed by logging onto the Investors section of the Company's website, www.capstonethx.com. A replay will be available beginning March 14, 2013 at 7:30 pm EDT until midnight March 17, 2013 and may be accessed at 855-859-2056 (U.S.) or 404-537-3406 (outside U.S.) with conference ID 19854610.

About Capstone Therapeutics

Capstone Therapeutics is a biotechnology company committed to developing a pipeline of novel therapeutic peptides aimed at helping patients with under-served medical conditions. The Company is focused on development and commercialization of two product platforms: AZX100 and ApoE Mimetic Peptide Molecule AEM-28 and its analogs (through the LipimetiX Development, LLC joint venture).

AZX100 is a novel synthetic 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. AZX100 has been evaluated for commercially significant medical applications such as the prevention or reduction of hypertrophic and keloid scarring and treatment of pulmonary and peridural fibrosis. In the first quarter of 2012 we ceased clinical development of AZX100 in dermal scarring. Certain pre-clinical, manufacturing and regulatory projects related to AZX100 that are either required from a statutory perspective or are under contract will continue to their completion. We are currently focused on development partnering or licensing opportunities for AZX100 in dermal scarring, pulmonary fibrosis and peridural fibrosis.

Apolipoprotein E (Apo E) is a 299 amino acid protein that plays an important role in lipoprotein metabolism. AEM-28 is a 28 amino acid mimetic of Apo E that contains a domain that anchors into a lipoprotein surface while also providing the Apo E binding domain that is removed by heparin sulfate receptors in the liver. AEM-28 as an Apo E mimetic has the potential to restore the ability of atherogenic lipoproteins to be cleared from the plasma, completing the reverse cholesterol transport pathway, and thereby reducing cardiovascular risk. This is an important mechanism of action for AEM-28. For patients that lack LDL receptors (Homozygous Familial Hypercholesterolemia, HoFH), have Severe Refractory Hypercholesterolemia, or have acute coronary syndrome, AEM-28 may provide a therapeutic solution.

AEM-28 and its analogs are being developed by our joint venture, LipimetiX Development, LLC. The joint venture's initial development plan is to file an IND and pursue FDA approval of AEM-28 as treatment for Severe Refractory Hypercholesterolemia and Homozygous Familial Hypercholesterolemia (as an Orphan Drug). The initial funded development plan will extend through Phase 1a and 1b/2a clinical trials over an expected twenty-seven month period with a biomarker endpoint test targeting reduction of LDL cholesterol. The joint venture may also fund research or studies to investigate Apo E mimetic molecules, including AEM-28 and analogs, for treatment of acute coronary syndrome.

Capstone's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's website: www.capstonethx.com.

The Capstone Therapeutics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5429

Statements in this press release or otherwise attributable to Capstone regarding our business that are not historical facts are forward looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include the factors discussed in our Form 10-K for the fiscal year ended December 31, 2012, and other documents we file with the U.S. Securities and Exchange Commission

Editor's Note: This press release is also available under the Investors section of the Company's website at www.capstonethx.com.

CAPSTONE THERAPEUTICS CORP.
(A Development Stage Company)
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	December 31, 2012	December 31, 2011

ASSETS
Current assets
Cash and cash equivalents, $4,499 reserved at December 31, 2012	$ 10,205	$ 13,778
Other current assets	383	758
Total current assets	10,588	14,536

Patent license rights, net	980	--
Furniture and equipment, net	23	160
Total assets	$ 11,591	$ 14,696

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$ 233	$ 77
Accrued compensation	6	13
Other accrued liabilities	55	29
Total current liabilities	294	119

Equity
Capstone Therapeutics Corp. Stockholders' Equity
Common Stock $.0005 par value; 100,000,000 shares authorized; 40,885,411 shares in 2012 and 40,775,411 shares in 2011 issued and outstanding	20	20
Additional paid-in capital	189,181	189,074
Accumulated deficit ($150,335 at December 31, 2012 and $146,755 at December 31, 2011, accumulated during development stage period)	(178,097)	(174,517)
Total Capstone Therapeutics Corp. stockholders' equity	11,104	14,577
Noncontrolling interest	193	--
Total equity	11,297	14,577

Total liabilities and equity	$ 11,591	$ 14,696

CAPSTONE THERAPEUTICS CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

			As a Development
	Years ended December 31,		Stage Company
			August 5, 2004 -
	2012	2011	December 31, 2012

OPERATING EXPENSES
General and administrative	$ 1,764	$ 3,506	$ 31,486
Research and development	2,385	6,394	102,434
Purchased in-process research and development	--	--	34,311
Other	--	--	(375)
Total operating expenses	4,149	9,900	167,856

Interest and other income, net	(96)	(31)	(13,854)
Loss from continuing operations before taxes	4,053	9,869	154,002
Income tax benefit	--	(158)	(1,355)
Loss from continuing operations	4,053	9,711	152,647
Discontinued operations - net gain on sale of the bone device business, net of taxes of $267	--	--	(2,202)
Net Loss	4,053	9,711	150,445

Less: Net Loss attributable to the noncontrolling interest	(473)	--	(473)
Net Loss attributable to Capstone Therapeutics Corp. stockholders	$ 3,580	$ 9,711	$ 149,972
Per Share Information:
Net loss, basic and diluted, attributable to Capstone Therapeutics Corp. stockholders	$ 0.09	$ 0.24
Basic and diluted shares outstanding	40,879	40,775

CAPSTONE THERAPEUTICS CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
(in thousands)

		Capstone Therapeutics Corp. Stockholders' Equity
	Potentially					Non
	Redeemable	Common Stock		Additional	Accumulated	controlling
	Equity	Shares	Amount	Paid in Capital	Deficit	Interest	Total
Balance August 5, 2004 (prior to the acquisition of CBI)	$ --	34,550	$ 17	$ 146,125	$ (27,762)	$ --	$ 118,380
Acquisition of CBI, August 5, 2004	--	3,248	2	23,451	--	--	23,453
Acquisition of AzERx, February 27, 2006	--	1,355	1	7,763	--	--	7,764
Exercise of common stock options	--	997	--	4,579	--	--	4,579
Stock-based compensation cost	--	--	--	3,346	--	--	3,346
Compensation earned on stock awards	--	494	--	1,200	--	--	1,200
Sale of common stock	--	1,263	1	3,375	--	--	3,376
Common stock purchased and retired	--	(1,132)	(1)	(1,040)	--	--	(1,041)
Recognized uncertain tax position	--	--	--	--	(363)	--	(363)
Reclassification of share-based awards liability	--	--	--	(541)	--	--	(541)
Recognition of potentially redeemable equity, net of amortization	15,556	--	--	--	(15,556)	--	(15,556)
Net loss August 5, 2004 through December 31, 2010	--	--	--	--	(136,681)	--	(136,681)
Balance December 31, 2010	15,556	40,775	20	188,258	(180,362)	--	7,916
						--
De-recognition of potentially redeemable equity, net of amortization	(15,556)	--	--	--	15,556	--	15,556
Stock-based compensation cost	--	--	--	159	--	--	159
Reclassification of share-based awards liability	--	--	--	657	--	--	657
Net loss	--	--	--	--	(9,711)	--	(9,711)
Balance December 31, 2011	--	40,775	20	189,074	(174,517)	--	14,577

Formation of Joint Venture	--	--	--	--	--	666	666
Stock-based compensation cost	--	110	--	107	--	--	107
Net loss	--	--	--	--	(3,580)	(473)	(4,053)
Balance December 31, 2012	$ --	40,885	$ 20	$ 189,181	$ (178,097)	$ 193	$ 11,297

CAPSTONE THERAPEUTICS CORP.
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

			As a
			Development
			Stage Company
	Years Ended December 31,		August 5, 2004 -
	2012	2011	December 31, 2012

OPERATING ACTIVITIES
Net loss	$ (4,053)	$ (9,711)	$ (150,445)
Non cash items:
Deferred tax expense	--	--	770
Depreciation and amortization	29	117	3,971
Non-cash stock-based compensation	107	159	4,931
Gain on sale of bone device business	--	--	(2,298)
In-process research and development	--	--	34,311
Change in other operating items:
Interest, income taxes and other current assets	375	(115)	1,325
Accounts payable	156	(169)	(738)
Accrued liabilities	19	(871)	(2,956)
Cash flows used in operating activities	(3,367)	(10,590)	(111,129)
INVESTING ACTIVITIES
Expenditures for furniture and equipment, net	--	(19)	(1,044)
Proceeds from sale of assets	172	--	7,172
Cash paid for assets of AzERx/CBI	--	--	(4,058)
Cash paid for patent rights	(378)	--	(1,028)
Purchases of investments	--	--	(282,538)
Maturities of investments	--	--	340,476
Cash flows provided by (used in) investing activities	(206)	(19)	58,980
FINANCING ACTIVITIES
Net proceeds from stock option exercises	--	--	4,612
Net proceeds from sale of stock	--	--	3,376
Common stock purchases	--	--	(1,041)
Cash flows provided by financing activities	--	--	6,947
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(3,573)	(10,609)	(45,202)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	13,778	24,387	55,407
CASH AND CASH EQUIVALENTS, END OF PERIOD	$ 10,205	$ 13,778	$ 10,205

Supplemental Disclosure of Non-Cash Investing Activities -	LipimetiX		LipimetiX/AzERx/CBI
LipimetiX/AzERx/CBI Acquisitions:
Current assets acquired	$ --		$ 29
Patent rights acquired	1,045		3,187
Liabilities acquired, and accrued acquisition costs	--		(457)
Original investment reversal	--		(750)
In-process research and development acquired	--		34,311
Noncontrolling interest	(667)		(667)
Common stock issued for acquisition	--		(31,217)
Cash paid	$ 378		$ 4,436
CONTACT: FOR FURTHER INFORMATION:
         Investor Relations
         (602) 286-5250
         investorinquiries@capstonethx.com